EXHIBIT 3.1

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150292428-65
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/26/2015 2:35 PM
	Entity Number C1851-1983

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ZIVO BIOSCIENCE, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 4. The total authorized capital stock of the corporation is 300,000,000 shares of Common Stock, with a par value of $0. 001. All stock when issued shall be deemed fully paid and nonassessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.
82,098,265.
The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have preemptive rights to acquire unissued shares of stock of the Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 82,098,265.

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/S/ PHILIP M. RICE, II
Philip M. Rice, II
X Chief Financial Officer

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.